                                                                    EXHIBIT 24.1

                               POWERS OF ATTORNEY

        The undersigned director and/or officer of Nextel International, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Steven M. Shindler, Byron R. Siliezar, Robert J. Gilker and Robert N. Shanks, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file with the Securities and Exchange Commission a registration statement on Form S-8 relating to the registration of the Company's common stock issuable pursuant to the Nextel International, Inc. Incentive Equity Plan, with any and all amendments (including post-effective amendments) to such registration statement and with all exhibits thereto and other documents in connection therewith, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or any of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           Signature                                        Title                                       Date
           ---------                                        -----                                       ----
   /s/ TIMOTHY M. DONAHUE                    Chairman of the Board and Director                December 21, 2000
---------------------------
  Timothy M. Donahue


   /s/ STEVEN M. SHINDLER                    Chief Executive Officer and Director (Principal
---------------------------                  Executive Officer)                                December 21, 2000
  Steven M. Shindler


   /s/ BYRON R. SILIEZAR                     Vice President and Chief Financial Officer
---------------------------                  (Principal Financial Officer)                     December 21, 2000
  Byron R. Siliezar


                                             Vice President and Controller (Principal
---------------------------                  Accounting Officer)                               ___________, 2000
  J. Vicente Rios


   /s/ KEITH D. GRINSTEIN                    Vice Chairman of the Board and Director           December 21, 2000
---------------------------
  Keith D. Grinstein


   /s/ DANIEL F. AKERSON                              Director                                 December 21, 2000
---------------------------
  Daniel F. Akerson


   /s/ STEVEN P. DUSSEK                               Director                                 December 21, 2000
---------------------------
  Steven P. Dussek


   /s/ C. JAMES JUDSON                                Director                                 December 21, 2000
---------------------------
  C. James Judson


   /s/ DENNIS M. WEI BLING                            Director                                 December 21, 2000
---------------------------
  Dennis M. Weibling